UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2012

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced on June 5, 2012, Alaska Communications Systems Group, Inc. ("ACS") entered into an Asset Purchase and Contribution Agreement (the "Contribution Agreement") with General Communication, Inc., an Alaska corporation ("GCI"), ACS Wireless, Inc., an Alaska corporation and wholly owned subsidiary of ACS (the "ACS Member"), GCI Wireless Holdings, LLC, an Alaska limited liability company and wholly owned subsidiary of GCI (the "GCI Member") and The Alaska Wireless Network, LLC, a Delaware limited liability company and wholly owned subsidiary of GCI ("AWN"), for the purpose of combining their wireless networks into AWN. On October 1, 2012, the parties amended the Contribution Agreement to, among other things, extend the date by which consent of ACS’s lenders would need to be obtained to November 2, 2012, and extend the date by which consent of the International Brotherhood of Electrical Workers ("IBEW") would need to be obtained to January 31, 2013 (while IBEW consent has been tentatively obtained, it remains subject to member ratification).

The foregoing description of the amendment to the Contribution Agreement is a summary only and is qualified in its entirety by reference to the terms of the amendment, which is filed as an exhibit to this report and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

October 1, 2012	By:	/s/Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Amendment, dated as of October 1, 2012, to Asset Purchase and Contribution Agreement, dated as of June 4, 2012, among Alaska Communications Systems Group, Inc., General Communication, Inc., ACS Wireless, Inc., GCI Wireless Holdings, LLC and The Alaska Wireless Network, LLC